Exhibit 3.1
AMENDED AND RESTATED BYLAWS

OF

JOY GLOBAL INC.
ARTICLE I
OFFICES
The initial registered office of the corporation required by the Delaware General Corporation Law shall be 100 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.
The principal business office of the corporation shall be located in the City of Milwaukee, County of Milwaukee, State of Wisconsin. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
The registered office of the corporation required by the Wisconsin Business Corporation Law may be, but need not be, the same as its place of business in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
STOCKHOLDERS
SECTION 1.    Annual Meeting. The annual meeting of stockholders shall be held at a time and on a date designated by resolution adopted by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.
SECTION 2.    Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called (i) by the Chief Executive Officer, (ii) pursuant to a resolution approved by two-thirds of the Board of Directors, or (iii) by written request to the Chairman of the Board of Directors by stockholders representing at least two-thirds of the outstanding common stock entitled to vote.
SECTION 3.    Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.
SECTION 4.    Notice of Meeting. Written notice stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law) or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the Delaware General Corporation Law. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article XI of these Amended and Restated Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
SECTION 5.    Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 6.    Voting Lists. The officer or agent having charge of the stock ledger of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (2) during ordinary business hours, at the principal business office of the corporation. If the meeting is to be held at a place, then such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or ledger or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 6 will not affect the validity of any action taken at such meeting.
SECTION 7.    Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; except that, where a separate vote by a class or classes is required, a quorum shall consist of one-third of the shares entitled to vote of each such class. The stockholders represented at a duly called meeting at which a quorum is present may continue to transact business until adjournment of such meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 8.    Procedure for Election of Directors; Required Vote.
a.    Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Section 8(a), a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 8(a), a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Article II, Section 13 of these Amended and Restated Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Article II, Section 13; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
b.    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by clause (D) of Section 13(h) of Article II of these Amended and Restated Bylaws. The Human Resources and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors may act on the tendered resignation, taking into account the Human Resources and Nominating Committee’s recommendation, and make a public announcement (as defined in Section 13(b) of these Amended and Restated Bylaws) of its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Human Resources and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Human Resources and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 8(b), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 9(b) of these Amended and Restated Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 2 of these Amended and Restated Bylaws.
c.    Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation, or these Amended and Restated Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
SECTION 9.    Organization and Conduct of Meetings.
a.    The Chairman of the Board shall preside at all meetings of stockholders at which he or she is present. In the absence of the Chairman of the Board, the independent director designated by resolution of the Board of Directors as the Lead Director shall, when present, preside at all meetings of stockholders. In the absence of the Chairman of the Board and the Lead Director, the Chief Executive Officer shall, when present, preside at all meetings of the stockholders and, in the absence of all such persons, a majority of the directors present at such meeting shall elect a member of the Board of Directors to act as chairman of the meeting. The

Secretary shall act as secretary of the meeting and, in his or her absence, the chairman of the meeting may appoint any other person to act as secretary of the meeting.
b.    The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall from time to time deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.
c.    Any stockholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting. If less than a majority of the outstanding shares are present in person or represented by proxy at a meeting, a majority of the shares so present in person or represented by proxy may also adjourn the meeting from time to time. In the case of an adjourned meeting, and except as required by law, no further notice is necessary if the time and place of the adjourned meeting are announced unless the adjournment is for more than thirty (30) days or if a new record date is fixed, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 10.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.
SECTION 11.    Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Amended and Restated Certificate of Incorporation or in the manner therein provided.
SECTION 12.    Voting of Shares by Certain Holders. Neither treasury shares nor shares of the corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.
Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by its President or such other officer as the President may appoint or pursuant to any proxy executed in the name of such corporation by its President or such other officer as the President may appoint in the absence of express written notice filed with the Secretary that such President or other officer has no authority to vote such shares.
Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors. Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy.
A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.
SECTION 13.    Stockholder Proposals.
a.    No proposal for a stockholder vote shall be submitted by a stockholder (a “Stockholder Proposal”) to the corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have given timely written notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by paragraph (h) of this Section 13 of these Amended and Restated Bylaws), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action. Such written notice must set forth the following, as applicable:

(1)
As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(2)
If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a)(1) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Amended and Restated Bylaws of the corporation, the text of the proposed amendment); and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(3)
As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a)(1) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(4)
With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth above, also include a completed and signed questionnaire, representation and agreement required by paragraph (h) of this Section 13 of these Amended and Restated Bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
b.    For purposes of these Amended and Restated Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
c.    The Proponent shall also submit such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal.
d.    Notwithstanding the provisions of these Amended and Restated Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 13; provided, however, that any references in these Amended and Restated Bylaws to the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Amended and Restated Bylaws with respect to nominations or proposals as to any other business to be considered pursuant to this Section 13 of these Amended and Restated Bylaws.
e.    Nothing in these Amended and Restated Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. Subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, nothing in these Amended and Restated Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of director or directors or any other business proposal.
f.    The presiding officer at any stockholders’ meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Amended and Restated Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.
g.    The notice required by these Amended and Restated Bylaws to be delivered by the Proponent shall be delivered to the Secretary at the principal business office of the corporation (i) not less than ninety (90) days before nor more than one hundred and twenty (120) days before the first anniversary of the preceding date of the previous year’s annual meeting of stockholders if such Stockholder Proposal is to be submitted at an annual stockholders’ meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation) and (ii) no later than the close of business on the fifteenth (15th) day following the day on which notice of the date of a special meeting of stockholders was given if the Stockholder Proposal is to be submitted at a special stockholders’ meeting (provided, however, if notice of the date of the special meeting of stockholders was given less than twenty (20) days before the date of the special meeting of stockholders, the notice required by these Amended and Restated Bylaws to be given by the Proponent shall be delivered no later than the close of business on the fifth (5th) day following the day on which notice of the special stockholder’s meeting was given). In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal business office of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
h.    To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article II, Section 13 of these Amended and Restated Bylaws) to the Secretary at the principal business office of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time; and (D) will abide by the requirements of Section 8 of Article II of these Amended and Restated Bylaws. No person shall qualify for service as a director of the corporation if he or she is a party (and shall be required to resign as a director of the corporation if he or she becomes a party) to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or has received any such compensation or other payment from any person or entity other than the corporation, in each case in connection with candidacy or service as a director of the corporation; provided that agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director (but not, for the avoidance of doubt, in connection with service as a director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the corporation or such employee’s candidacy as a director), shall not be disqualifying under this Section 13(h).
SECTION 14.    Inspectors of Election. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law.
SECTION 15.    Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal business office of the corporation. To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent.
The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
SECTION 16.    Inspectors of Written Consent. In the event of the delivery, in the manner provided by Article II, Section 15 of these Amended and Restated Bylaws, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Article II, Section 15 of these Amended and Restated Bylaws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
SECTION 17.    Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Article II, Section 15 of these Amended and Restated Bylaws, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Article II, Section 15 of these Amended and Restated Bylaws.
ARTICLE III
BOARD OF DIRECTORS
SECTION 1.    General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.
SECTION 2.    Number; Tenure and Qualifications. The number of directors of the corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Each director shall hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal by the affirmative vote of the holders of a majority of shares entitled to vote in the election of directors. Directors need not be residents of the State of Delaware or stockholders of the corporation.
SECTION 3.    Removal and Resignation. No director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Any director may resign at any time upon written notice to the corporation. No director shall be or be deemed to be removed from office prior to the expiration of such director’s term in office by virtue of a reduction in the number of directors.
SECTION 4.    Meetings. An annual meeting of the Board of Directors shall be held without other notice than this Section 4 immediately after, and at the same place as, the annual meeting of stockholders. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as the Board of Directors or committee, as applicable, shall from time to time determine and publicize among all directors or committee members, as applicable.
SECTION 5.    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
SECTION 6.    Notice. Notice of any special meeting shall be given in a manner reasonably calculated so as to be received at least forty-eight (48) hours previous thereto by written notice delivered personally or mailed to each director at such director’s business address, or by electronic transmission. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 7.    Quorum. A majority of the number of directors fixed by Article III, Section 2 of these Amended and Restated Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
SECTION 8.    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws shall require a greater number.

SECTION 9.    Nomination of Directors; Vacancies.
a.    Candidates for director shall be nominated either (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by nomination at any stockholders’ meeting by or on behalf of any stockholder entitled to vote at such meeting provided that written notice of such stockholder’s intent to make such nomination or nominations has been given in accordance with Article II, Section 13 of these Amended and Restated Bylaws.
b.    Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any person so chosen shall hold office until a successor shall be duly chosen at the next election of the Board of Directors.
SECTION 10.    Action by Directors Without a Meeting. Any action required to be taken at a meeting of directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if all members of the Board of Directors or a committee thereof entitled to vote with respect to the subject matter thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof. Such consent shall have the same force and effect as a unanimous vote.
SECTION 11.    Participation in a Meeting by Telephone. Members of the Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.
SECTION 12.    Compensation. The Board of Directors, by majority vote of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents and beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation. Members of the Board of Directors may be paid their expenses, if any, of attendance at meetings of the Board and Board committees.
SECTION 13.    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director’s dissent is entered in the minutes of the meeting or unless such director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14.    Validity of Contracts. No contract or other transaction entered into by the corporation shall be affected by the fact that a director or officer of the corporation is in any way interested in or connected with any party to such contract or transaction, or is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the corporation upon such contract or transaction; provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or stockholders and the contract or transaction is authorized or approved in good faith by the stockholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the stockholders, or by the Board of Directors, or by a committee thereof.
SECTION 15.    Indemnification and Insurance.
a.    Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, fiduciary or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the Delaware General Corporation Law , as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section 15 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section 15 or otherwise. The corporation may, by action of the Board of Directors, provide indemnification to (i) an agent of the corporation, (ii) a person serving at the request of the corporation as an agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or (iii) a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the corporation owns fifty percent (50%) or more, with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board of Directors.
b.    If a claim for indemnification or advancement of expenses under this Section 15 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the Delaware General Corporation Law, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the corporation.
c.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 15 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

d.    The corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
e.    The corporation may, by action of the Board of Directors, provide indemnification to directors, officers and employees or agents of, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 15 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
f.    Neither any amendment or repeal of any Section of this Section 15, nor the adoption of any provision of the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws inconsistent with this Section 15, shall adversely affect any right or protection of any director, officer, employee or agent established pursuant to this Section 15 existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation, by eliminating or reducing the effect of this Section 15, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Section 15, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision. In the event that any of the provisions of this Section 15 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.
SECTION 16.    Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate committee members, who may replace any absent or disqualified member at any committee meeting. In the absence or disqualification of a committee member, the member or members present at any meeting and not disqualified from voting, whether such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter required to be submitted to the stockholders for approval under Delaware law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, (ii) adopting, amending or repealing any of these Amended and Restated Bylaws, (iii) removing directors or (iv) except in the case of action by a committee of disinterested directors, indemnifying directors.
ARTICLE IV
OFFICERS
SECTION 1.    Number. The officers of the corporation shall be a Chairman of the Board (who must be a member of the Board of Directors and who may be a current or former employee of the corporation), a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, a Controller and a General Counsel, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chief Operating Officer and one or more Group Presidents and may designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President.
SECTION 2.    Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such officer’s successor shall have been duly elected or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided.
SECTION 3.    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
SECTION 4.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
SECTION 5.    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders. In the absence of the Chairman of the Board, the independent director designated by resolution of the Board of Directors as the Lead Director shall, when present, preside at all meetings of the Board of Directors and stockholders.
SECTION 6.    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation, and establish current and long-range objectives, plans and policies. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief Executive Officer shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, an Executive Vice President, Senior Vice President, or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer’s place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board and the Lead Director, the Chief Executive Officer shall, when present, preside at all meetings of the stockholders and the Board of Directors.
SECTION 7.    President. The President shall direct, administer and coordinate the activities of the corporation in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. The President shall also assist the Chief Executive Officer in the development of corporate policies and goals. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall, when present, preside at all meetings of the stockholders and the Board of Directors.
SECTION 8.    Chief Financial Officer. The Chief Financial Officer of the corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.
SECTION 9.    The Chief Operating Officer, Group Presidents and the Vice Presidents. In the absence of the President or in the event of the President’s death, inability or refusal to act, the Chief Operating Officer, the Group Presidents and the Executive Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election (or in the event there be no Chief Operating Officer, Group Presidents or Executive Vice Presidents or they are incapable of acting, the Senior Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the corporation’s business and add appropriate description to their title. Any Chief Operating Officer, Group President or Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to such Chief Operating Officer, Group President or Vice President by the Chief Executive Officer or by the Board of Directors.

SECTION 10.    The Secretary. The Secretary shall: (i) keep the minutes of the stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) sign with the Chief Executive Officer or President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.
SECTION 11.    The Treasurer. The Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Amended and Restated Bylaws; and (ii) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer or by the Board of Directors.
SECTION 12.    The Controller. The Controller shall: (i) keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation; and (ii) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to the Controller by the Chief Executive Officer or by the Board of Directors.
SECTION 13.    General Counsel. The General Counsel shall be the chief legal officer of the corporation. The General Counsel shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.
SECTION 14.    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

SECTION 15.    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.
SECTION 16.    Voting of Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer shall have full power and authority on behalf of the corporation to execute and deliver a proxy or proxies for and/or to attend and to act and to vote at any meetings of stockholders of any corporation in which the corporation may hold stock, and at any such meetings shall possess and may exercise any and all rights and powers incident to the ownership or such stock and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.
ARTICLE V
APPOINTED EXECUTIVES
SECTION 1.    Vice Presidents. The Chief Executive Officer may appoint, from time to time, as the Chief Executive Officer may see fit, and fix the compensation of, one or more Vice Presidents whose title will include words describing the function of such Vice President’s office and the group, division or other unit of the corporation in which such Vice President’s office is located. Each of such appointed Vice Presidents shall hold office during the pleasure of the Chief Executive Officer, shall perform such duties and exercise such authority as the Chief Executive Officer may assign.
SECTION 2.    Assistants. The Chief Executive Officer may appoint, from time to time, as the Chief Executive Officer may see fit, and fix the compensation of, one or more Assistants to the Chairman of the Board, one or more Assistants to the President, and one or more Assistants to the Vice Presidents, each of whom shall hold office during the pleasure of the Chief Executive Officer, and shall perform such duties as the Chief Executive Officer may assign.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
SECTION 1.    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 2.    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3.    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 4.    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VII
CERTIFICATE FOR SHARES AND THEIR TRANSFER
SECTION 1.    Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President, or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the corporation.
All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
SECTION 2.    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock ledger of the corporation by the holder of record thereof or by such person’s legal representative, who shall, if so required, furnish proper evidence of authority to transfer, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the corporation shall begin on the day after the last Friday in October of each year and end on the last Friday in October of the subsequent year.

ARTICLE IX
DIVIDENDS
The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Amended and Restated Certificate of Incorporation.
ARTICLE X
SEAL
The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”
ARTICLE XI
WAIVER OF NOTICE
Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Amended and Restated Bylaws or under the provisions of the Amended and Restated Certificate of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time by the person or persons entitled to such notice of the meeting, shall be deemed equivalent to the giving of such notice.
ARTICLE XII
AMENDMENTS
These Amended and Restated Bylaws may be amended or repealed or replaced and new Bylaws may be adopted by (i) the Board of Directors at any regular or special meeting thereof by the affirmative vote of a majority of the total number of directors or (ii) the stockholders of the corporation, by the affirmative vote of two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE XIII
CERTAIN BUSINESS COMBINATIONS
The corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.
ARTICLE XIV

EXCLUSIVE FORUM
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the corporation shall be deemed to have notice of and consent to the provisions of this Article XIV.